Exhibit 24
Power of Attorney
I, the person whose signature appears below, hereby appoint Dario Scimeca, General Counsel of Precision BioSciences, Inc. (the “Company”), John Alexander Kelly, Chief Financial Officer of the Company, and Alan Sharpe, Director of Financial Reporting of the Company, and each of them individually, as my attorneys-in-fact with the power and authority:
•to take such actions as may be necessary or appropriate to enable me or others on my behalf to submit and file forms, schedules and other documents with the U.S. Securities and Exchange Commission (the “SEC”) utilizing the SEC’s Electronic Data Gathering and Retrieval (“EDGAR”) system, which actions may include (1) enrolling me in EDGAR Next and (2) preparing, executing and submitting to the SEC a Form ID, amendments thereto, and such other documents and information as may be necessary or appropriate to obtain codes and passwords enabling filings and submissions to be made by me or others on my behalf utilizing the EDGAR system;

•to execute and file with the SEC on my behalf, pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder, (1) an Initial Statement of Beneficial Ownership of Securities on Form 3, (2) Statements of Changes in Beneficial Ownership on Form 4 and (3) Annual Statements of Changes in Beneficial Ownership on Form 5, and any amendments thereto, in each case (clauses (1)–(3)) with respect to my service as a director and/or officer of the Company and my holdings of and transactions in Company securities of which I may be deemed the beneficial owner;

•to do and perform on my behalf any and all other acts necessary or desirable to complete, execute and timely file such Forms 3, 4 and 5 and any amendments thereto with the SEC and, if necessary, any stock exchange or similar authority, including but not limited to the power to designate any person then serving as a director or officer of the Company to be an additional or substitute attorney-in-fact under this Power of Attorney with the same power and authority as if such person were named herein, and to take any other action in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of or legally required by me, it being understood that the documents executed by such attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as the attorney-in-fact may approve in his or her discretion;

•to act as an account administrator for my EDGAR account, including to (1) appoint, remove and replace account administrators, account users, technical administrators and delegated entities; (2) maintain the security of my EDGAR account, including modification of access codes; (3) maintain, modify and certify the accuracy of information on my EDGAR account dashboard; (4) act as the EDGAR point of contact with respect to my EDGAR account; and (5) take any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators; and

•to cause the Company to accept a delegation of authority from any of my EDGAR account administrators and, pursuant to that delegation, authorize the Company’s EDGAR account administrators to appoint, remove or replace users for my EDGAR account.
The authority granted under this Power of Attorney shall continue in effect for each attorney-in-fact named above until I am no longer required to file reports with respect to my holdings of and transactions in Company securities, unless earlier revoked in a writing signed by me and delivered to such attorney-in-fact. This Power of Attorney revokes any and all powers of attorney I have previously executed in connection with my obligations as an officer, director or beneficial owner of the Company to prepare and file Forms 3, 4 and 5, or other forms or reports, or any amendment or amendments thereto, with the SEC and any stock exchange or similar authority, pursuant to Section 16(a) of the Exchange Act.
I acknowledge that neither the attorneys-in-fact nor the Company is assuming any of my responsibilities to comply with Section 16 of the Exchange Act.

IN WITNESS WHEREOF, I have signed this Power of Attorney on the date shown below.

/s/ Mei Burris
Signature